UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

Avient Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-16091	34-1730488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avient Center 33587 Walker Road Avon Lake, Ohio	44012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	AVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On October 9, 2026, Avient Corporation (the “Company”) issued a press release in which it reaffirmed its third quarter and full year 2026 financial guidance previously provided on August 6, 2026. The Company’s financial closing procedures for the third quarter of 2026 are ongoing. Accordingly, the Company’s actual results may differ from these preliminary expectations and remain subject to the completion of normal quarter-end and financial reporting processes.

The information in this Current Report on Form 8-K under this caption are being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2026, the Board of Directors (the “Board”) of the Company elected Michael J. Frank as President and Chief Executive Officer, and as a member of the Board, effective October 7, 2026 (the “Effective Date”). Mr. Frank succeeds Dr. Ashish K. Khandpur, who will continue to provide advisory consulting support through 2026.

Mr. Frank, age 62, most recently served as Chief Executive Officer of UPL Corporation Ltd (“UPL”), a leading global agricultural chemical company. Mr. Frank joined UPL in January 2022 as President and Chief Operating Officer before being elevated to Chief Executive Officer in September 2022. Prior to joining UPL, Mr. Frank served as Chief Executive Officer of Nutrien Ag Solutions and spent 25 years at Monsanto Company in a variety of senior leadership roles, eventually holding the position of global Chief Commercial Officer.

There are no arrangements or understandings between Mr. Frank and any other persons pursuant to which Mr. Frank was elected as President and Chief Executive Officer of the Company. There are no family relationships between Mr. Frank and any of the Company’s directors or executive officers. There are no transactions in which Mr. Frank has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Frank will receive the following compensation in connection with his service as President and Chief Executive Officer of the Company:

•	base salary at the rate of $1,222,000 per year, subject to applicable withholdings and payroll deductions;

•

participation in the Company’s annual cash incentive program for executive officers, with a target award equal to 120% of his earned annual base salary, and with payment (from 0% to 200% of target) generally based on actual performance, and which will be prorated for 2026;

•	participation in the Company’s long-term equity incentive program for executive officers in 2027, with a target opportunity equal to 510% of his annual base salary; and

•	participation in the Company’s other standard benefits and perquisites for its executive officers, including eligibility for relocation services in accordance with Company policy.

Mr. Frank will also receive the following sign-on compensation:

•	a cash payment of $1,600,000, which he would be required to repay if he voluntarily resigns or if he is terminated with cause within 12 months of commencement of employment;

•

a grant of restricted stock units (“RSUs”) under the amended and restated Avient Corporation 2020 Equity and Incentive Compensation Plan (the “Equity and Compensation Plan”) valued at approximately $5,000,000 on the date of grant, which will vest over a five year vesting period, with one third of the grant vesting on the third anniversary of the grant date, and the remaining portion vesting on the fifth anniversary of the grant date (except as noted in the prior sentence, the Company will enter into its standard award agreement with Mr. Frank with respect to the RSUs); and

•

a grant of cash settled performance units (“PUs”) under the Equity and Compensation Plan with a grant gate target value of approximately $11,400,000. The actual amount of cash that will be received will range from 0% to 200% of the target amount, depending entirely on the Company’s performance across adjusted earnings per share metrics (weighted 67%) and relative total shareholder return (weighted 33%) during a three-year performance period from January 1, 2026 through December 31, 2028.

In addition, if (i) Mr. Frank’s employment is terminated by the Company without Cause as defined in the Company’s Amended and Restated Executive Severance Plan (the “Executive Severance Plan”), (ii) such termination is not following a change in control of the Company entitling Mr. Frank to benefits under the Continuity Agreement (as defined below), and (iii) Mr. Frank agrees to a release of claims against the Company and customary non-competition and non-solicitation covenants for a period of two years following the date of termination, Mr. Frank will generally be entitled to:

•	two years of salary continuation;

•	an annual incentive program payment as earned for the year in which the termination of employment occurs;

•	two years of continuation in the Company’s medical, dental and vision plans at subsidized rates; and

•	outplacement services through a Company-designated provider for up to 12 months following termination.

Mr. Frank is also expected to enter into a Management Continuity Agreement (the “Continuity Agreement”), substantially in the form of the Management Continuity Agreement that was filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Continuity Agreement will provide for a severance payment and other benefits if Mr. Frank’s employment is terminated by the Company for any reason other than for cause or by Mr. Frank with good reason within 24 months after a change in control of the Company, as set forth in more detail in the Continuity Agreement. Mr. Frank is also expected to execute the Company’s standard employee agreement, containing certain confidentiality, non-competition and non-solicitation covenants, and the Company’s standard indemnification agreement for directors and officers.

Mr. Frank will not be eligible for any additional compensation for his service on the Board while he is serving as President and Chief Executive Officer. Mr. Frank has also been appointed to the Innovation and Sustainability Committee of the Board.

Pursuant to the Company’s Executive Severance Plan, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, Dr. Khandpur, upon satisfaction of the conditions precedent stated in the Executive Severance Plan including, but not limited to, execution of a release in the form prescribed by the Company, is entitled to:

•	two years of salary continuation;

•	an annual incentive program payment as earned for the year in which the termination of employment occurs;

•

two years of continuation in the Company’s medical, dental and vision plans at subsidized rates; and outplacement services through a Company-designated provider for up to 12 months following termination.

In addition, pursuant to the terms of the 2026 long-term incentive award grants, the 2026 awards of restricted stock units and cash settled performance units will be prorated based on the number of days during the vesting or performance period, as applicable, completed prior to separation, and all other outstanding awards are forfeited. In exchange for Dr. Khandpur’s commitment to resign from the Board, provide advisory consulting support through 2026, and an extension of his post-employment non-competition and non-solicitation covenants for an additional year, the Compensation Committee of the Board of Directors approved special vesting of 38,047 outstanding restricted stock units on December 1, 2026 and 38,046 outstanding restricted stock units on December 1, 2027, which would otherwise be forfeited upon his separation.

Item 7.01	Regulation FD Disclosure.

On October 9, 2026, the Company issued a press release announcing the management transition and reaffirmation of previously provided financial guidance. A copy of the press release is attached as Exhibit 99.1 and incorporated herein and furnished with this filing. The press release shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIENT CORPORATION

By:	/s/ Amy M. Sanders
Name:	Amy M. Sanders
Title:	Senior Vice President, General Counsel, Secretary and Corporate Ethics Officer

Date: October 9, 2026